SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                            GAM Funds, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies: N/A

     (2)  Aggregate number of securities to which transaction applies: N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

     (4)  Proposed maximum aggregate value of transaction: N/A

     (5)  Total fee paid: N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Checkbox if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: N/A

     (2)  Form, Schedule or Registration Statement No.: N/A

     (3)  Filing Party: N/A

     (4)  Date Filed: N/A

                                                                CB Draft 2/13/98

                                 GAM FUNDS, INC.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of
GAM Funds, Inc.

               A Special Meeting of Shareholders of GAM FUNDS, INC. (the "Company") will be held on March 31, 1998 at 11:00 A.M., at the offices of the Company on the 25th Floor, 135 East 57th Street, New York, New York, for the following purposes:

        1.     To elect directors;

        2. To eliminate the Funds' fundamental investment restrictions with respect to (a) investments in issuers with an operating history of less than three years, (b) investments in issuers in which officers and directors of the Company or its investment adviser own more than certain specified percentages of the securities of such issuer and (c) investments in interests in oil, gas or other mineral exploration or development programs (EACH RESTRICTION WILL BE VOTED ON SEPARATELY);

        3.     To  change  from  fundamental  to   non-fundamental   the  Funds'
               investment restrictions with respect to (a) short sales of securities and (b) investments in illiquid securities;

        4. To ratify or reject the selection of Cooper & Lybrand LLP as independent accountants for the Company for its fiscal year ending December 31, 1998; and

        5. To transact such other business as may properly come before the meeting and any adjournments thereof.

               The subjects referred to above are discussed in detail in the Proxy Statement attached to this notice. Each shareholder is invited to attend the Special Meeting of Shareholders in person. Shareholders of record at the close of business on February 9, 1998 are entitled to receive notice of and to vote at the meeting. Whether or not you intend to be present at the meeting, we urge you to fill in, sign and promptly return the enclosed proxy or use the toll-free telephone number on the proxy card to vote your shares in order that the meeting may be held and a maximum number of shares may be voted, and avoid the added expense of a second mailing to unvoted proxies.

February ___, 1998                                              Gordon E. Swartz
                                                                Secretary

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD. PLEASE DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. PLEASE MAIL YOUR PROXY PROMPTLY IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION. IF YOU ARE A SHAREHOLDER OF RECORD, YOU MAY USE THE

TOLL-FREE NUMBER ON THE PROXY CARD TO VOTE YOUR SHARES. IF YOUR SHARES ARE HELD IN THE NAME OF A BANK OR OTHER HOLDER OF RECORD, YOU WILL RECEIVE INSTRUCTIONS THAT YOU MUST FOLLOW IN ORDER FOR YOUR SHARES TO BE VOTED. TELEPHONE VOTING ALSO WILL BE OFFERED TO SHAREHOLDERS OWNING STOCK THROUGH CERTAIN BANKS AND BROKERS.

                                 GAM FUNDS, INC.

                              135 EAST 57TH STREET
                            NEW YORK, NEW YORK 10022

                                 PROXY STATEMENT

INTRODUCTION

        This proxy statement and enclosed form of proxy are being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of GAM Funds, Inc., a Maryland Corporation (the "Company"), for use at a Special Meeting of Shareholders (the "Special Meeting") to be held on March 31, 1998 at 11:00 A.M. at the offices of the Company on the 25th Floor, 135 East 57th Street, New York, New York, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. This proxy statement and enclosed form of proxy are expected to be mailed to shareholders of record commencing on or about February 23, 1998. The Company currently consists of eight Series, GAM International Fund, GAM Global Fund, GAM Pacific Basin Fund, GAM Japan Capital Fund, GAM Asian Capital Fund, GAM Europe Fund, GAM North America Fund and GAMerica Capital Fund, which are referred to herein both individually and collectively as the "Series".

        Any proxy given pursuant to such solicitation and received in time for the Special Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted FOR all of the matters specified in the proxy. The enclosed proxy is revocable by you at any time prior to the exercise thereof by submitting a written notice of revocation or subsequently executed proxy to the Secretary of the meeting. Signing and mailing the proxy will not affect your right to give a later proxy or to attend the Special Meeting and vote your shares in person.

        In addition to the solicitation of proxies by mail, the Company may utilize the services of its officers, who will not receive any compensation therefor, to solicit proxies by telephone, by telegraph and in person. The Company may also request brokers, custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of shares of record. The cost of soliciting proxies will be paid by the Company.

        On February 9, 1998, the date for determination of shareholders entitled to receive notice of and to vote at the Special Meeting and any adjournments thereof, there were issued and outstanding the following numbers of shares of each of the respective Series of the Company: 65,653,036.472 shares of GAM International Fund, 3,936,047.129 shares of GAM Global Fund, 2,401,381.875 shares of GAM Pacific Basin Fund, 3,919,927.845 shares of GAM Japan Capital Fund, 146,770.724 shares of GAM Asian Capital Fund, 2,992,190.134 shares of GAM Europe Fund, 1,060,528.446 shares of GAM North America Fund and 327,845.264 shares of GAMerica Capital Fund. Each whole share is entitled to one vote and any fractional shares entitled to a fractional vote. Taken together, these shares constituted all of the Company's outstanding securities as of February 9, 1998.

PROPOSAL ONE:                 ELECTION OF DIRECTORS

        Four directors, constituting the entire Board of Directors, are proposed to be elected at the Special Meeting, to hold office until the next special or annual meeting and until their successors shall have been duly elected and qualified. If authority is granted in the accompanying proxy to vote for the election of directors, it is the intention of the persons named in the accompanying proxy to vote at the Special Meeting for the election of the nominees named on page 3 as the entire Board of Directors. If any of the nominees are unavailable to serve as directors, the persons named in the proxy will vote the proxies for such other persons as they, in their discretion, may choose. The Company presently knows of no reason why any of the nominees listed on the table on page 3 will be unable to serve if elected. Each person listed on the table on page 3 has consented to being named in this Proxy Statement and has indicated a willingness to serve as a director if elected.

        The table on page 3 contains information on the nominees and their beneficial ownership of shares of the Company.

        During the fiscal year ended December 31, 1997, there were four regular meetings of the Board of Directors. Each director attended at least 75% of the Board meetings except for Robert J. McGuire, who was not a director during the fiscal year ended December 31, 1997. There are no audit, nominating or compensation committees of the Board of Directors.

        Each independent director of the Company receives annual compensation from the Company of $5,000 per year plus $500 for each meeting of the Board of Directors attended. Each director is reimbursed by the Company for travel expenses incurred in connection with attendance at Board of Directors meetings. The interested Directors of the Company do not receive any compensation from the Company. Mr. de Botton is a director who is an "interested person". Roland Weiser and George Landau do not at present receive any other compensation from any affiliate of the Company, including any other fund in the GAM group of funds.

        There have been no purchases or sales of securities of GAM International Management Limited and Fayez Sarofim & Co., which serve as investment advisers to the Company, or the parents or subsidiaries of either, since the beginning of the most recently completed fiscal year by any director or nominee for election as a director of the Company.

        There are no material pending legal proceedings to which any director or nominee for director or affiliated person of such director or nominee is a party adverse to the Company or any of its affiliated persons or has a material interest adverse to the Company or any of its affiliated persons.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

                                       -3-

                           SHARES OF GAM FUNDS, INC.,
                         BENEFICIALLY OWNED DIRECTLY OR
                       INDIRECTLY AS OF DECEMBER 31, 1997

   NAME AND                                                                       YEAR
 POSITION WITH                                                                    FIRST         INTER                    PACIFIC
THE COMPANY OF                             PRINCIPAL OCCUPATIONS                 BECAME       NATIONAL      GLOBAL        BASIN
 EACH NOMINEE                             DURING PAST FIVE YEARS                 IRECTOR        FUND         FUND         FUND
 ------------                             ----------------------                 -------        ----         -----        ----
Gilbert de Botton
Director and President
(age 63)(1)(2)

Chairman, Global Asset Management Limited,  investment adviser, 1983 to present;
Chairman, Global Asset Management (U.K.) Limited, holding company, 1983 to present; Vice Chairman, Global Asset Management (USA) Inc., investment adviser,
1989 to present.

                                                                                  1984       139,047         119,829      209,942
                                                                                                31.7%           62.0%        87.8%

George W. Landau
Director
(age 77)

President, Americas Society and the Council of the Americas,
1985-1993; Chairman, Latin America Advisory Board of
Coca-Cola International, 1988 to present.

                                                                                  1994

Roland Weiser
Director
(age 66)(3)

Chairman, Intervista, business consulting, 1984 to present.

                                                                                  1988            34           1,058          651
                                                                                                 0.0%            0.6%         0.3%

Robert J. McGuire,
Director
(age 62)

Attorney/Consultant, Morvillo, Abramowitz, Grand, Iason & Silberberg, P.C., 1998 to present; President/Chief Operating Officer, Kroll Associates 1989-1997.

Directors and Officers
of the Company as a
Group


   NAME AND
 POSITION WITH
THE COMPANY OF                             PRINCIPAL OCCUPATIONS
 EACH NOMINEE                             DURING PAST FIVE YEARS
 ------------                             ----------------------                                          NORTH
                                                                                           EUROPE        AMERICA
                                                                                            FUND          FUND
                                                                                            ----          ----
Gilbert de Botton
Director and President

(age 63)(1)(2)

Chairman, Global Asset Management Limited,  investment adviser, 1983 to present;           155,903      12,060
Chairman,  Global Asset  Management  (U.K.) Limited,  holding  company,  1983 to             91.2%        44.4%
present; Vice Chairman,  Global Asset Management (USA) Inc., investment adviser,
1989 to present.




George W. Landau
Director
(age 77)

President, Americas Society and the Council of the Americas,
1985-1993; Chairman, Latin America Advisory Board of
Coca-Cola International, 1988 to present.



Roland Weiser
Director
(age 66)(3)

Chairman, Intervista, business consulting, 1984 to present.




Robert J. McGuire,                                                                            659            0
Director                                                                                      0.4%
(age 62)

Attorney/Consultant, Morvillo, Abramowitz, Grand, Iason & Silberberg, P.C., 1998 to present; President/Chief Operating Officer, Kroll Associates 1989-1997.

Directors and Officers                                                                      156,562      12,060
of the Company as a                                                                           91.6%        44.4%
Group



[TO BE UPDATED}

Notes to Table

(1) Mr. de Botton is an "interested person" of the Company, as defined in the Investment Company Act of 1940 (the "1940 Act"). Lorelock S.A., which is controlled by a discretionary trust of which Mr. de Botton is a potential beneficiary, owns approximately 70% of the voting securities of Global Asset Management Ltd., which controls GAM International Management Limited (the "Adviser") through its wholly-owned subsidiaries. Mr. de Botton is also a director of other investment funds organized outside the United States in the GAM group of funds.

(2) All shares indicated as owned beneficially by Mr. Gilbert de Botton, President and Director of the Company, are owned of record by clients, or custodians or nominees for clients, of the Adviser and its affiliates, or by employee benefit plans for the benefit of employees of the Adviser and its affiliates. Entities controlled by Global Asset Management Ltd. may be deemed to have investment or voting power over such shares. Mr. de Botton is the Chairman of Global Asset Management Ltd. and may be a beneficiary of a discretionary trust which indirectly owns approximately 70% of the voting securities of Global Asset Management Ltd. As a result, Mr. de Botton may be deemed to have shared voting or investment power over such shares. Mr. de Botton disclaims beneficial ownership of such shares.

(3) Does not Include [431 shares of GAM International Fund, 690 shares of GAM Global Fund, 524 shares of GAM Pacific Basin Fund, 659 shares of GAM Europe Fund, and 67 shares of GAM North America Fund] owned by Mr. Weiser's spouse and children, which may be deemed to be beneficially owned by Mr. Weiser. Mr. Weiser disclaims beneficial ownership of such shares.

PROPOSAL TWO:                  APPROVAL OR DISAPPROVAL OF
                               ELIMINATION OF CERTAIN OF THE COMPANY'S
                               FUNDAMENTAL INVESTMENT RESTRICTIONS

        The Company has adopted fundamental investment restrictions that govern generally the operations of the Funds. Investment restrictions that are deemed fundamental may not be changed without a vote of the outstanding shares of the Company. The Company's current investment restrictions are set forth in Exhibit A to this Proxy Statement.

        At a meeting held on January 28, 1998, the Board of Directors approved the elimination of certain of the Company's fundamental investment restrictions as described below. The proposed elimination of these investment restrictions is not expected to affect materially the current operations of the Funds.

        A number of the Company's fundamental investment restrictions were adopted by the Company when it commenced operations in order to comply with various state blue sky regulations. One of the provisions of the National Securities Markets Improvements Act, which was enacted in 1996, is the federal preemption of substantive state regulation of securities issued by investment companies registered with the Securities and Exchange Commission ("SEC") under the Investment Company of 1940, as amended (the "1940 Act"). As a result of this new law, states may no longer impose their own investment restrictions or require additional disclosure in offering documents as a condition of registration in that state. Management of the Company believes that the existing investment restrictions that are proposed to be eliminated may inhibit effective portfolio management without any concomitant benefit to the Company or its shareholders. Moreover, management believes that the investment restrictions will be modernized by the proposed deletions and will be more consistent with more recently organized mutual funds.

        Approval of the proposed elimination of each of these investment restrictions will require a separate vote of shareholders, and it is therefore possible that elimination of one or more of the investment restrictions will be approved but the elimination of all of them will not be approved. See "Additional Information" for the vote required for approval. The text of each investment restriction that is proposed to be eliminated is set forth below, followed by a brief commentary. The text of all the Company's investment restrictions is set forth in Exhibit A to this Proxy Statement.

A.       INVESTMENTS IN "UNSEASONED" ISSUERS

        The  Company  is  proposing  the  elimination  of  current   fundamental
investment restriction 5 in the Company's Statement of Additional Information (see Exhibit A to this Proxy Statement) which reads as follows:

        Each Fund may not:
        Invest more than 10% of the value of its total assets in securities of companies which, with their predecessors, have a record of less than three years' continuous operation.

        COMMENTARY: Restriction 5 limits investment in "unseasoned" issuers to 10% of a Fund's total assets. This limitation was required by certain state blue sky statutes at the time of the Company's formation but is no longer required. Since unseasoned issuers do not have as long an operating history as more mature issuers, they may present a greater risk of investment than more mature issuers. While the proposed deletion of this investment restriction eliminates any legal restriction on investing in unseasoned issuers, each Fund's advisor will, of course, consider carefully all investments in recently organized companies.

B. PURCHASE OF SECURITIES OF ISSUERS IN WHICH OFFICERS OR DIRECTORS OF THE COMPANY OR ITS INVESTMENT ADVISER OWN MORE THAN A SPECIFIED PERCENTAGE OF THE SECURITIES OF SUCH ISSUER

        The  Company  is  proposing  the  elimination  of  current   fundamental
investment restriction 6 in the Company's Statement of Additional Information (see Exhibit A to this Proxy Statement) which reads as follows:

        Each Fund may not:
        Purchase or retain the securities of any issuer if any of the officers or directors of the Company or its investment adviser owns individually more than 1/2 of 1% of the securities of such issuer and together such officers and directors owning more than 1/2 of 1% own more than 5% of the securities of such issuer.

        COMMENTARY: Restriction 6 limits investments by the Funds in companies in which an officer or director of the Company or one of its investment advisers is also an investor. This limitation was imposed by certain state blue sky statutes at the time of the Company's formation but is no longer required. The restriction was intended to protect against potential conflicts of interest involving officers and directors of the Company and the investment adviser. However, the provisions of the 1940 Act and the rules adopted by the SEC, which impose substantial restrictions on the extent to which the Funds may engage in transactions with entities related to officers or directors of the Company and its investment advisers, are sufficient to protect the interests of shareholders.

C. INVESTMENTS IN INTERESTS IN OIL, GAS OR OTHER MINERAL EXPLORATION OR DEVELOPMENT PROGRAMS

        The  Company  is  proposing  the  elimination  of  current   fundamental
investment restriction 12 in the Company's Statement of Additional Information (see Exhibit A to this Proxy Statement) which reads as follows:

        Each Fund may not:
        Invest  in  interests  in  oil,  gas or  other  mineral  exploration  or
development  programs  (including  leases),   although  it  may  invest  in  the
securities or companies which invest in or sponsor such programs.

        COMMENTARY: The Company's current fundamental investment restriction 12 in the Company's Statement of Additional Information prohibits investments in oil, gas or other mineral exploration or development programs. This prohibition was required by certain state blue sky statutes in effect at the time of the Company's formation but is no longer required to be as broad. None of the Funds has any current intention to invest in interests in oil, gas or other mineral exploration or development programs. Current fundamental investment restriction 16 separately prohibits investments in commodities or commodity futures contracts, except that each Fund may enter into forward foreign exchange contracts and may invest up to 5% of its net assets in initial margin or premiums for futures contracts or options on futures contracts.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELIMINATION OF EACH OF THE FOREGOING FUNDAMENTAL INVESTMENT RESTRICTIONS.

PROPOSAL THREE:  APPROVAL OR DISAPPROVAL OF CHANGING
                 THE STATUS OF CERTAIN INVESTMENT RESTRICTIONS
                 FROM FUNDAMENTAL TO NON-FUNDAMENTAL

        As discussed above, a number of the Company's fundamental investment restrictions were adopted by the Company when it was formed in order to comply with various state blue sky regulations. Recent federal legislation has substantially eliminated the states' authority to regulate investment companies and, accordingly, certain investment restrictions are no longer required.

        The investment restrictions listed below are not required to be stated as fundamental investment restrictions. Changing the status of these investment restrictions from fundamental to non-fundamental would provide flexibility in the future if the Board of Directors determine that revisions were appropriate as a result of changes in investment, industry or regulatory conditions since a non-fundamental investment restriction may be revised by the Board of Directors without shareholder approval. Changing the status of the following investment restrictions from fundamental to non-fundamental would enable the Company to avoid the expense of a shareholder solicitation in the event the Board of Directors wanted to revise them.

A.      SHORT SALES

        The Company is proposing the deletion of current fundamental investment restriction 3 in the Company's Statement of Additional Information (see Exhibit A to this Proxy Statement) and substituting the following non-fundamental investment restriction:

        Each Fund may not:
        Make short sales of securities or purchase any securities on margin, except for such short-term credits as are necessary for the clearance of transactions.

        COMMENTARY: The Company's current fundamental investment restriction 3 was required by certain state blue sky statutes at the time of the Company's inception but is no longer required. The proposed restriction is non-fundamental. At the present time, the Company uses certain derivative instruments as a substitute for short sales of equity and debt securities. The Board of Directors may in the future decide to change this investment restriction in order to permit the Funds to enter into short sales of equity and debt securities for investment purposes.

        A short sale is a transaction in which the Company sells a security which it does not own at the time of sale in anticipation of a decline in the market value of that security and future repurchase of that security at a lower price. In order to complete such a transaction, the Company must borrow the security in order to make delivery to the buyer. The Company is then obligated to replace the security borrowed by purchasing it at the market price at the time of replacement. Until the security is replaced, the Company is required to pay to the lender any dividends or interest which accrue during the period of the loan. The Company may also have to pay a premium in order to borrow securities.

        A short sale will result in a gain if the price of the securities sold short is greater at the time of the short sale than at the time at which securities are repurchased to replace the shares borrowed. A short sale will result in a loss if the price of the security initially sold is less than the price paid to repurchase the security. Any gain is decreased, and any loss is increased, by the amount of any premium, dividend, interest and brokerage commissions which the Company may be required to pay with respect to the borrowed securities.

B.      INVESTMENT IN ILLIQUID SECURITIES

        The Company is proposing the deletion of current fundamental investment restriction 13 in the Company's Statement of Additional Information (see Exhibit A to this Proxy Statement) and substituting the following non-fundamental investment restriction:

        Each Fund may not:
        Invest more than 15% of the Fund's net assets in securities which cannot be readily resold to the public because of legal or contractual restrictions or because there are no market quotations readily available or in other "illiquid" securities (including non-negotiable deposits with banks and repurchase agreements of a duration of more than seven days).

        COMMENTARY: Fundamental investment restriction 13 is required by the SEC under the 1940 Act. The SEC has modified its position restricting investments by mutual funds in illiquid securities in recent years, and has indicated recently that it is continuing to review its restrictions in this area. Accordingly, management of the Company desires to have maximum flexibility to be able to amend its investment restrictions in response to any future changes in SEC rules and policies and market developments.

        An open-end investment company, including each of the Funds, may not hold a significant amount of illiquid securities because these securities may be difficult to value accurately and because it is possible that the Company would have difficulty liquidating such securities if necessary in order to satisfy in a timely manner requests to redeem shares of the Fund. The securities markets are evolving, however, and new types of instruments have developed that make each Fund's current policies on illiquid investments overbroad and unnecessarily restrictive. In addition, the markets for some types of securities are almost exclusively institutional -- repurchase agreements, commercial paper, many types of municipal securities and some corporate bonds and notes. These instruments are often exempt from registration under the U.S. securities laws or sold in transactions not requiring registration. Consequently, institutional investors depend on the issuer's ability to honor a demand for repayment in less than seven days or on an efficient institutional market in which the unregistered security can readily be resold. Management believes that the existence of legal or contractual restrictions on resale to the general public does not necessarily determine the liquidity of these investments.

THE BOARD OF DIRECTORS  RECOMMENDS THAT THE  SHAREHOLDERS  VOTE FOR CHANGING THE
STATUS OF EACH OF THE FOREGOING INVESTMENT RESTRICTIONS FROM FUNDAMENTAL TO NON-FUNDAMENTAL.

PROPOSAL FOUR:   SELECTION OF INDEPENDENT ACCOUNTANTS

        Coopers & Lybrand LLP ("Coopers & Lybrand"), 1301 Avenue of the Americas, New York, New York 10019, independent accountants for the Company since 1996, has examined and reported on the Company's financial statements for the fiscal year ended December 31, 1997. In connection therewith, Coopers & Lybrand has reviewed certain filings of the Company with the SEC and provided consultation on matters related to accounting and financial reporting. Coopers & Lybrand has also provided non-audit services in preparing the Company's federal and state corporate tax returns.

        At a meeting held on January 28, 1998, the Board of Directors, including a majority of the directors who are not interested persons of the Company, selected Coopers & Lybrand to act as independent accountants for the Company for the fiscal year ending December 31, 1998, subject to ratification or rejection of the selection by the shareholders of the Company as required under the 1940 Act. The Company is advised that neither the firm of Coopers & Lybrand nor any of its members has any direct or indirect material financial interest in the Company.

        A representative of Coopers & Lybrand is expected to attend the Special Meeting and will have the opportunity to make a statement if he or she desires and to respond to questions from shareholders.

THE  BOARD  OF  DIRECTORS   RECOMMENDS  THAT  THE  SHAREHOLDERS   VOTE  FOR  THE
RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY

                            SUPPLEMENTAL INFORMATION

PRINCIPAL HOLDERS OF SECURITIES

               As of December 31, 1997, the following persons may be deemed to own beneficially more than 5% of the outstanding shares of any Fund.

                                Inter-                      Pacific                    North
                               national       Global         Basin        Europe      America       Total
Gilbert de Botton1              139,047       119,829        209,942      155,903      12,060        636,781
12 St. James's Place              31.7%         62.0%          87.8%        91.2%       44.4%          59.6%
London SW1A 1NX
England

Brown University                     --            --         24,414        9,843          --         34,256
c/o Norstar Trust Co.                --            --          10.2%         5.8%          --           3.2%
One East Ave.
Rochester, NY 14638

Caxton Partners                   2,905         4,943          9,073       12,654          --         29,575
101 Morgan Lane                    0.7%          2.6%           3.8%         7.4%          --           2.8%
Plainsboro, NJ  08536

Demvest Equities                  4,994            --         12,796        4,317          --         22,107
119 East 63rd St.                  1.1%            --           5.4%         2.5%          --           2.1%
New York, NY  10021

Fayez Sarofim & Co.                 853         4,535             --           --      14,332         19,720
Two Houston Center                 0.2%          2.3%             --           --       52.8%           1.8%
Suite 2907
Houston TX 77010

--------
1   See footnote (2) on page 4 above.

                                      -11-

                                Inter-                      Pacific                    North
                               national       Global         Basin        Europe      America         Total
Gordon P. Getty                  51,221        45,064         --           --          --             96,285
c/o Marc E. Leland                11.7%         23.3%         --           --          --               9.0%
Watergate 500 Ste. 953
600 New Hampshire Ave. N.W.
Washington, DC 20037

Gordon P. Getty                      --        19,806         28,380       24,513          --         72,698
Family Trust                         --         10.2%          11.9%        14.3%          --           6.8%
600 New Hampshire Ave., N.W.
Suite 953
Washington, D.C. 20037

Esmond Harmsworth                5,124%            --          8,881        8,610          --         22,614
359 Beacon Street                  1.2%            --           3.7%         5.0%          --           2.1%
Boston, MA  02116

Helen Hotze Haas Unitrust         5,240         8,579          9,781       10,519          --         34,119
Bank of New York                   1.2%          4.4%           4.1%         6.2%          --           3.2%
706 Madison Avenue
New York, NY  10016

S. Klein Decl. Trust              2,981         2,674          4,545        4,883       1,800         16,883
c/o Rothschild Bank AG             0.7%          1.4%           1.9%         2.9%        6.6%           1.6%
Zollikerstrasse 181
8034 Zurich
Switzerland

Doris J. Lockhart                 1,613            --          2,257        2,597       1,662          8,129
2 Hayes Mews                       0.4%            --           0.9%         1.5%        6.1%           0.8%
London, W1X 7R5
England

Lone Star Industries             38,096            --             --           --          --         38,096
c/o Northern Trust Co.             8.7%            --             --           --          --           3.6%
P.O. Box 92956
Chicago, IL 60675

Long Island University           15,963            --             --           --          --         15,963
University Center                  3.6%            --             --           --          --           1.5%
Brookville, NY 11548

MAC & Co.                        25,591            --             --           --          --         25,591
Mellon Bank                        5.8%            --             --           --          --           2.4%
P.O. Box 320
Pittsburgh, PA  15230

Georges Marciano Trust           21,564        19,865         28,041           --          --         69,471
9756 Wilshire Blvd.                4.9%         10.3%          11.7%           --          --           6.5%
Beverly Hills, CA  90212

Memorial Sloan Kettering          5,730        21,352             --           --          --         27,082
1245 York Avenue                   1.3%         11.0%             --           --          --           2.5%
New York, NY  10021

Nadart                           28,646            --             --           --          --         28,646
c/o Harry G. Rooks                 6.5%            --             --           --          --           2.7%
8400 West Park Drive
McLean, VA  22102

All officers and                139,084       120,893        210,593      156,562      12,060        639,191
directors2                        31.7%         62.5%          88.0%        91.6%       44.4%          59.8%

[TO BE UPDATED]

-------- 2 Includes  shares which may be deemed to be owned  beneficially by Mr.
de Botton as described in footnote (2) on page 4 above.

Executive Officers of the Company

         The executive officers of the Company, all of whom serve at the pleasure of the Board of Directors, and their principal occupations during the past five years are as follows:

         Gilbert de Botton, President and Chairman of the Board (see page 3).

         Kevin J. Blanchfield (age 43), who has served as Vice President of the Company since December 1993, who was elected as Treasurer in 1997 and whose principal occupations during the last five years have been Senior Vice President-Finance and Administration, Lazard Freres & Co., 1991 to 1993; and Senior Vice President-Finance, J&W Seligman & Co. Inc., prior to 1991.

         Gordon E Swartz (age 50) who has served as Secretary and Compliance Officer since 1997 and whose principal occupations during the past five years were Attorney/Consultant for Financial Markets International in 1996 and 1997; Vice President and Counsel for Natwest Bancorp from 1994 to 1996 and Senior Associate Counsel and Vice President of The Chase Manhattan Bank NA from 1990 to 1994.

         John L. Hogan (age 30) who was elected Assistant Treasurer in 1996 and whose principal occupations during the past five years have been Assistant Manager, Fund Reporting Manager at Brown Brothers Harriman since 1995 and Mutual Fund Administration Supervisor at New England Funds, L.P. from 1988 to 1995.

         Teresa B. Riggin (age 38) who was elected Assistant Secretary in 1994 and whose principal occupations during the past five years have been Vice President-Administration and Assistant Secretary of Global Asset Management
(USA) Inc., Assistant Secretary of GAM Services Inc. and GAM Investments Inc. since 1994; and Vice President at Lazard Freres & Co. from 1992 to 1994.

         Catherine M. Vacca (age 40) who was elected Assistant in Secretary in 1996 and whose principal occupation during the past five years has been Deputy Manager, Fund Administration Manager at Brown Brothers Harriman since 1995; and Vice President and Director of Compliance at the Boston Company from 1988 to 1995.

         Global Asset Management (USA) Inc., GAM Investments Inc., GAM Services Inc., Global Asset Management GAM (Schweiz) AG, Global Asset Management (H.K.) Limited, Global Asset Management (Asia) Limited and Global Asset Management (U.K.) Limited are all controlled by Global Asset Management Ltd., which also controls GAM International Management Ltd.

                              SHAREHOLDER PROPOSALS

         The Company does not ordinarily hold annual meetings of shareholders. Any shareholder desiring to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting should send written proposals to the Company at GAM Funds, Inc., 135 East 57th Street, New York, New York 10022, and be received at a reasonable time prior to the date of the meeting of shareholders to be considered for inclusion in the materials for the meeting.

                             ADDITIONAL INFORMATION

                  The presence in person or by proxy of the holders of a majority of the outstanding voting shares of the Company is required to constitute a quorum for the Special Meeting. Approval of the election of Directors of the Company (Proposal 1) will require the affirmative vote of a plurality of the votes cast at the Special Meeting. Approval of the proposal to eliminate the Funds' fundamental investment restrictions with respect to (a) investments in issuers with an operating history of less than three years, (b) investments in issuers in which officers and directors of the Company or its investment adviser own more than certain specified percentages of the securities of such issuer and (c) investments in interests in oil, gas or other mineral exploration or development programs (Proposal 2) and the proposal to change from fundamental to non-fundamental the Funds' investment restrictions with respect to (a) short sales of securities and (b) investments in restricted securities (Proposal 3) will require the affirmative vote of the holders of a majority of the outstanding shares of the Company. A majority of the outstanding shares of a company is defined under the 1940 Act as the lesser of (a) 67% of the shares of the company present at a meeting if the holders of more than 50% of such company's outstanding shares are present in person or by proxy or (b) more than 50% of the company's outstanding shares. Ratification of the selection of Coopers & Lybrand as independent accountants (Proposal 4) will require the affirmative vote of a majority of the votes cast at the Special Meeting. For purposes of determining the presence of a quorum for transacting business at the Special Meeting, abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted. For this reason, abstentions and broker non-votes will have the effect of a "no" vote for purposes of obtaining the requisite approval of each proposal.

                                  OTHER MATTERS

         Management does not know of any matters to be presented at the Special Meeting other than those stated and described in this Proxy Statement. If any other business should come before the meeting, the proxies will vote thereon in accordance with their best judgment.

         If you cannot attend the Special Meeting in person, please complete and sign the enclosed proxy and return it in the envelope provided or use the toll-free telephone number in the proxy card to vote your shares so that the meeting may be held and action taken on the matters described herein with the greatest possible number of shares participating.

Dated:   February ___, 1998

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE.